PRUDENTIAL EUROPE GROWTH FUND, INC.
GATEWAY CENTER THREE, 4th Floor
100 MULBERY STREET
NEWARK, NJ 07102





                                                        December 19, 2003



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


         Re:	Prudential Europe Growth Fund, Inc.
                  File No. 811-7167


Ladies and Gentlemen:

         Enclosed please find the Semi-Annual Report on Form N-SAR for the above referenced Fund, for the six-month period ended October 31, 2003. The enclosed is being filed electronically via the EDGAR System.



                                                         Yours truly,


                                    /s/ Jonathan D. Shain
                                                        Jonathan D. Shain
                                                            Secretary





         This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 19th day of December 2003.



Prudential Europe Growth Fund, Inc.



By: /s/ Jonathan D. Shain	Witness: /s/ Floyd L.
Hoelscher
         Jonathan D. Shain	Floyd L. Hoelscher
         Secretary



T:\CLUSTER 2\N-SARS\EGF\2003\Semi cover-sig.doc